UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2020

Commission File Number: 000-56047

ADM Endeavors, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	46-2093679
(State of incorporation)	(IRS Employer ID Number)

5941 Posey Lane

Haltom City, TX 76117

(Address of principal executive offices)

2021 N. 3rd Street, Bismarck, ND 58501

(Previous Address)

(701) 226-9057

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 8, 2020, with an effective date of January 1, 2020, the Company, after a thorough analysis, has concluded that in the interest of geographic focus, the Company will discontinue its business operations in North Dakota, specifically, ADM Enterprises LLC (the “Disposed Company”). The Company has made a settlement with Ardell Mees to provide him with the assets of the Disposed Company and in exchange, he will assume all liabilities of the Disposed Company. As part of the transaction, Mr. Mees resigned from all positions with the Company (see Item 5.01) and, in a private transaction, sold a significant portion of his ownership in the Company to Marc Johnson (see Item 5.01). The Company and Ardell. Mees entered into an indemnification agreement whereby Ardell Mees will indemnify the Company for any liabilities of the Disposed Company.

Item 5.01 CHANGES IN CONTROL OF REGISTERANT

On January 9, 2020, Mr. Mees sold 40,000,000 shares of common stock of the Company to Marc Johnson (the “Purchased Shares”). Mr. Mees retained 3,000,000 shares of common stock of the Company. With the Purchased Shares, Mr. Johnson now has 40,000,000 shares of common stock of the Company and 2,000,000 shares of preferred stock of the Company, thereby providing Mr. Johnson with approximately 30.35% of the common stock of the Company and 100% of the preferred stock of the Company, which gives him voting control of the Company.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As part of the above-referenced agreement (see Item 2.01), with the consent of the majority of the shareholders and the board of directors, the following changes in officers and directors were made:

Resignations:

Ardell Mees resigned as Chief Executive Officer, Chief Financial Officer, Director and Assistant Secretary.

Andreana McKelvey resigned as Director.

Marc Johnson resigned as Chief Operating Officer and Secretary.

Appointments:

Marc Johnson was appointed as Chief Executive Officer.

Sarah Nelson was appointed as Chief Operating Officer and Director.

Motasem Khanfur was appointed as Chief Financial Officer.

Marc Johnson remains a Director and will be the Chairman.

Bios of new officers and directors:

Sarah Nelson, 43, has a background in non-profit fundraising, most recently for a youth hockey organization in northern Colorado. Currently, she has her own company, SLN Media Company, which assists small businesses with their social media, marketing and advertising brands. Ms. Nelson has a Bachelor of Arts degree in Environmental Design, from Texas A&M University, earned in 1998.

Motasem Khanfur, 29, has various business experience, including ownership of a grocery store and meat market in Amman Jordan. In 2015, Mr. Khanfur came to the United States. In July 2017, Mr. Khanfur was engaged by Just Right Products, Inc., in the accounting department. Mr. Khanfur has a Bachelor’s Degree in Accounting, from Al-Bayt University in Mafraq, Jordan, earned in 2012.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Indemnification Agreement dated January 9, 2020
10.2	Resolution of the Board of Directors dated January 8, 2020
10.3	Majority Shareholder Consent dated January 8, 2020
10.4	Resolution of the Board of Directors dated January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADM Endeavors, Inc.

Date: January 14, 2020	By:	/s/ Marc Johnson
Marc Johnson
Chief Executive Officer